Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results, Announces its First Health System Joint Venture in California and Reaffirms 2016 Guidance Ranges

•	Total Net Revenue (“Revenue”) increased 19.4% to $216.4 million in the first quarter of 2016 from $181.3 million in the first quarter of 2015
•	Adjusted EBITDA(1) increased 34.2% to $27.1 in the first quarter of 2016 from $20.2 million in the first quarter of 2015
•	Diluted loss per share was $(0.04) per share in the first quarter of 2016, a significant improvement from an $(0.11) loss per share in last year’s first quarter
•	Aggregate procedural volumes increased 18.2% and same center volumes increased 3.9% as compared with the first quarter of 2015
•	Subsequent to the end of the quarter, RadNet signed an agreement to form a new joint venture with Dignity Health

LOS ANGELES, California, May 10, 2016 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 309 owned and/or operated outpatient imaging centers, today reported financial results for its first quarter of 2016.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I’m pleased with the progress we made in the first quarter. The first quarter is perennially our most difficult one because of the normal seasonality we face in our business related to lower healthcare utilization related to deductibles and weather conditions. We significantly improved over the same period last year as evidenced by our increased aggregate Revenue, EBITDA and same-center procedural volumes. We also completed several initiatives during the quarter that will set the stage for improved results as the year progresses. This includes the renegotiation of pricing of several capitation arrangements, the expansion of our breast tomography program, the implementation of a number of cost savings initiatives and the establishment of a new California-based joint venture. We also expect improved performance from the continuing integration of the two significant acquisitions we completed last year of New York Radiology Partners and Diagnostic Imaging Group.”

Dr. Berger continued, “We are optimistic about procedural volumes for the second quarter. Company-wide, April per-day procedural volumes exceeded that of first quarter’s per day volumes by over 5%. Furthermore, as patients use-up more of their deductibles as the year progresses, we historically have experienced higher utilization rates at our facilities.”

Financial Results

For the first quarter of 2016, RadNet reported Revenue of $216.4 million, Adjusted EBITDA(1) of $27.1 million and Net Loss of $1.7 million. Revenue increased $35.1 million (or 19.4%), Adjusted EBITDA(1) increased $6.9 million (or 34.2%) and Net Loss decreased $2.8 million, over the first quarter of 2015. Per share Net Loss for the first quarter was $(0.04), compared to a loss in the first quarter of 2015 of $(0.11), based upon a weighted average number of basic and diluted shares outstanding of 46.6 million and 42.7 million for these periods in 2016 and 2015, respectively.

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Affecting Net Loss in the first quarter of 2016 were certain non-cash expenses and non-recurring items including: $2.7 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $167,000 of severance paid in connection with headcount reductions related to cost savings initiatives; and $1.4 million of combined non-cash amortization of deferred financing costs and loan discount related to financing fees paid as part of our existing credit facilities.

For the first quarter of 2016, as compared to the prior year’s first quarter, MRI volume increased 17.8%, CT volume increased 13.5% and PET/CT volume increased 14.3%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 18.2% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2016 and 2015, MRI volume increased 6.5%, CT volume increased 5.4% and PET/CT volume increased 4.5%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.9% over the prior year’s same quarter.

Dignity Health Joint Venture

RadNet announces that it has signed a new joint venture with Dignity Health’s Glendale Memorial Hospital in Glendale, CA, which is expected to become operational in June, 2016, once certain closing conditions are met. The joint venture agreement consists initially of two imaging centers. The first center, one that focuses on Women’s imaging, is currently owned and operated by Dignity Health and will be contributed to the venture. The second center, also located in Glendale, CA is a multimodality facility initially constructed by RadNet. This facility contains MRI, CT, Fluoroscopy, x-ray and ultrasound modalities. RadNet owns 55% of the joint venture and Dignity Health owns 45%. RadNet and Dignity Health are exploring further opportunities for the joint venture, which could include RadNet’s Breastlink breast disease management offering and other oncological capabilities.

Dr. Berger commented, “We are exciting to bring to the west coast the joint venture model with which we’ve been successful in several of our largest east coast markets. Dignity Health is one of the largest and most prominent systems in the country and we look forward to successfully building an imaging platform within the Glendale market. We are actively exploring other business opportunities with Dignity in this market and hope to expand our relationship to other geographies in the future.”

2016 Guidance Update

RadNet reaffirms its previously announced 2016 guidance ranges as follows:

Total Net Revenue (a)	$870 million - $910 million
Adjusted EBITDA(1)	$130 million - $140 million
Capital Expenditures (b)	$45 million - $50 million
Cash Interest Expense	$37 million - $40 million
Free Cash Flow Generation (c)	$40 million - $50 million

(a)	Note the change from prior years. This metric is now presented after the subtraction of bad debt.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger highlighted, “We remain confident about our previously announced guidance levels. When we set our levels, we incorporated into them the normal seasonality that we experience in our business. Comparing the first quarter results with our internal projections, we are on track with our initial projections for the year.”

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Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2016 results on Tuesday, May 10th, 2016 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Tuesday, May 10, 2016

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-359-3624

International Dial-In Number: 719-457-2628

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=119433 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 4368292.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 309 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2015 financial guidance, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$410	$446
Accounts receivable, net	177,830	162,843
Current portion of deferred tax assets	22,278	22,279
Due from affiliates	3,725	4,815
Prepaid expenses and other current assets	33,698	38,986
Total current assets	237,941	229,369
PROPERTY AND EQUIPMENT, NET	254,949	256,722
OTHER ASSETS
Goodwill	240,702	239,408
Other intangible assets	44,695	45,253
Deferred financing costs	2,486	2,841
Investment in joint ventures	34,119	33,584
Deferred tax assets, net of current portion	25,971	24,685
Deposits and other	4,847	4,565
Total assets	$845,710	$836,427
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$114,361	$113,813
Due to affiliates	4,782	6,564
Deferred revenue	1,528	1,598
Current portion of notes payable	21,962	22,383
Current portion of deferred rent	2,593	2,563
Current portion of obligations under capital leases	9,280	10,038
Total current liabilities	154,506	156,959
LONG-TERM LIABILITIES
Deferred rent, net of current portion	27,278	26,865
Line of credit	16,300	–
Notes payable, net of current portion	594,547	599,914
Obligations under capital lease, net of current portion	5,799	6,385
Other non-current liabilities	9,748	9,843
Total liabilities	808,178	799,966
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 47,270,751, and 46,281,189 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	4	4
Paid-in-capital	199,955	197,297
Accumulated other comprehensive loss	(149)	(153)
Accumulated deficit	(166,294)	(164,571)
Total RadNet, Inc.'s stockholders' equity	33,516	32,577
Noncontrolling interests	4,016	3,884
Total equity	37,532	36,461
Total liabilities and equity	$845,710	$836,427

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$200,842	$165,030
Provision for bad debts	(10,304)	(7,475)
Net service fee revenue	190,538	157,555
Revenue under capitation arrangements	25,850	23,712
Total net revenue	216,388	181,267
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	196,826	168,921
Depreciation and amortization	16,412	14,294
Gain on sale and disposal of equipment	–	(38)
Severance costs	167	36
Total operating expenses	213,405	183,213
INCOME (LOSS) FROM OPERATIONS	2,983	(1,946)
OTHER INCOME AND EXPENSES
Interest expense	10,681	9,996
Meaningful use incentive	(2,808)	(3,270)
Equity in earnings of joint ventures	(2,279)	(1,102)
Other expenses (income)	2	(3)
Total other expenses	5,596	5,621
LOSS BEFORE INCOME TAXES	(2,613)	(7,567)
Benefit from income taxes	1,180	3,091
NET LOSS	(1,433)	(4,476)
Net income attributable to noncontrolling interests	290	78
NET LOSS ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(1,723)	$(4,554)

BASIC AND DILUTED LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.04)	$(0.11)

DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.04)	$(0.11)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	46,581,491	42,747,329

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,433)	$(4,476)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,412	14,294
Provision for bad debts	10,304	7,475
Equity in earnings of joint ventures	(2,279)	(1,102)
Distributions from joint ventures	2,038	3,041
Deferred rent amortization	443	925
Amortization of deferred financing costs and loan discount	1,368	1,288
Gain on sale and disposal of equipment	–	(38)
Stock-based compensation	2,733	3,554
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(25,291)	(12,498)
Other current assets	5,288	2,787
Other assets	856	(289)
Deferred taxes	(1,286)	(3,578)
Deferred revenue	(70)	(202)
Accounts payable, accrued expenses and other	11,880	6,288
Net cash provided by operating activities	20,963	17,469
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(5,007)	–
Purchase of property and equipment	(22,500)	(19,826)
Proceeds from sale of equipment	–	205
Equity contributions in existing joint ventures	(294)	–
Net cash used in investing activities	(27,801)	(19,621)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,166)	(2,030)
Payments on Term Loan Debt/Senior Notes	(6,178)	(5,190)
Net proceeds on revolving credit facility	16,300	9,400
Dividends paid to noncontrolling interests	(158)	(468)
Proceeds from issuance of common stock upon exercise of options/warrants	–	324
Net cash provided by financing activities	6,798	2,036
EFFECT OF EXCHANGE RATE CHANGES ON CASH	4	(37)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(36)	(153)
CASH AND CASH EQUIVALENTS, beginning of period	446	307
CASH AND CASH EQUIVALENTS, end of period	$410	$154
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$9,085	$8,624

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	March 31,
	2016	2015
Net Loss Attributable to RadNet, Inc. Common Shareholders	$(1,723)	$(4,554)
Less Benefit From Income Taxes	(1,180)	(3,091)
Plus Other Expenses (Income)	2	(3)
Plus Interest Expense	10,681	9,996
Plus Severance Costs	167	36
Less Gain on Sale of Equipment	–	(38)
Plus Depreciation and Amortization	16,412	14,294
Plus Non Cash Employee Stock Compensation	2,733	3,554
Adjusted EBITDA(1)	$27,092	$20,194

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PAYOR CLASS BREAKDOWN**

First Quarter
2016
Commercial Insurance	55.8%
Medicare	20.2%
Capitation	11.4%
Workers Compensation/Personal Injury	4.2%
Medicaid	3.1%
Other	5.3%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period  to

Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements.

After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year	Full Year
	2016	2015	2014	2013

MRI	34.7%	35.3%	36.1%	36.3%
CT	16.0%	15.7%	15.3%	15.5%
PET/CT	5.1%	5.1%	5.7%	5.6%
X-ray	9.9%	9.6%	10.2%	10.5%
Ultrasound	12.4%	11.5%	11.1%	11.0%
Mammography	15.6%	16.4%	16.5%	15.7%
Nuclear Medicine	1.2%	1.3%	1.4%	1.5%
Other	5.1%	5.1%	3.7%	3.9%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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